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                                                                    EXHIBIT 10.1

                                 AMENDMENT NO. 2
                                       TO
                                   VANS, INC.
                         2000 LONG-TERM INCENTIVE PLAN

        The purpose of this Amendment is to increase the maximum number of shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), that may be issued upon the exercise of options or pursuant to restricted stock awards granted under the Plan. Section 8.1 of the Plan is hereby amended to change the number in the fourth line thereof to "One Million Seven Hundred Fifty Thousand (1,750,000)."

        Except as provided herein, the Plan shall be unmodified and remain in full force and effect.

Date:   June 29, 2001